ARTICLES OF INCORPORATION OF
            FIRST AMERICAN CAPITAL CORPORATION


        The undersigned, a natural person, for the purpose of incorporating a corporation under the Kansas General Corporation Code, as amended and supplemented, hereby adopts the following Articles of
Incorporation:


I - NAME

        The name of the corporation (the "Corporation") is First American Capital Corporation.


II - REGISTERED OFFICE AND REGISTERED AGENT

        The address, including street, number, city, and county, of the registered office of the Corporation in the State of Kansas is 7500 College Boulevard, Suite 750, Overland Park, County of Johnson. The name of the Corporation's resident agent at such address is PW&S Agent Services of Kansas, Inc.


III - NATURE OF BUSINESS

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas General
Corporation Code, including, without limitation, to form, own and manage life insurance companies and a venture capital company.

        In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.


IV - CAPITAL STOCK

        (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eight Million Five Hundred Fifty Thousand (8,550,000), of which (i) 8,000,000 shares shall be denominated as voting "Common Stock" with a par value of $.10 per share; and (ii) 550,000 shares shall be denominated as "Preferred Stock" with a par value of $5.00 per share.

        (b) The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, by filing a certificate of designations in the manner prescribed under the laws of the State of Kansas, to fix (and, if no shares of stock have been issued of a class or series of stock, amend) the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof which are not fixed by these Articles of Incorporation. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class or series) or decreased (but not below the number of shares thereof then outstanding) by filing a certificate of designations in the manner prescribed under the laws of the State of Kansas.

        (c) No holder of any of the shares of stock of the Corporation of any class shall be entitled, as a matter of right, to subscribe for, purchase, or otherwise acquire any shares of stock of the Corporation of any class which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the Corporation of any class or for the purchase of any bonds, notes, debentures, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of stock of the Corporation of any class; and any and all of such shares, bonds, notes, debentures, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been re-acquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors, to such persons and other entities, and for such lawful consideration, and on such terms, as the Board of Directors, in its discretion, may determine, without first offering the same, or any part thereof, to any said holder of stock.

        (d) No outstanding share of any class of stock which is denied voting power under the provisions of the Articles of Incorporation, or by resolution or resolutions adopted by the Board of Directors pursuant to subsection (b) of this Article IV, shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of K.S.A. 17-6602(c)(2) shall otherwise require; provided, however, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.


 V - INCORPORATOR

        The name and the mailing address of the incorporator are as follows:

Name                Address

Paula L. Simmons    700 W. 47th Street,
                    Suite 1000
                    Kansas City, Missouri  64112


VI - EXISTENCE

        The Corporation is to have perpetual existence.


VII - COMPROMISE WITH CREDITORS

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


VIII - BOARD OF DIRECTORS

        (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.
The phrase "whole Board" and the phrase "total number of directors" shall each mean the total number of directors which the Corporation would have if there were no vacancies.

        (b)  Voting for directors shall be by written ballot.

        (c) At all elections of directors of the Corporation and for the purposes of all other matters upon which stockholders are entitled to vote, each stockholder shall be entitled to as many votes as shall equal the number of shares of stock held by that stockholder. No cumulative voting shall be permitted.

        (d) The names and mailing addresses of the persons who are to serve as the first Board of Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

Name                Address
Rick D. Meyer       2285 Executive Drive,
                    Suite 308
                    Lexington, Kentucky  40505

Chris J. Haas       2285 Executive Drive,
                    Suite 308
                    Lexington, Kentucky  40505

Michael N. Fink     2285 Executive Drive,
                    Suite 308
                    Lexington, Kentucky  40505

IX - BYLAWS

        (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon (or, if applicable, such larger percentage of the outstanding shares of stock entitled to vote thereon as may be specified in the Bylaws), or (ii) by a majority of the full Board of Directors. Any change so made by the stockholders may thereafter be further changed by a majority of the full Board of Directors; provided, however, that the power of the Board of Directors to amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaws or portion thereof by the stockholders if, at the time of enactment, the stockholders shall so expressly provide, and (B) shall not divest the stockholders of their power, nor limit their power, to amend or repeal the Bylaws, or to adopt new Bylaws.


X - INDEMNIFICATION AND LIABILITY LIMITATION

        (a) The Corporation shall indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws of the State of Kansas.

        (b) The stockholders of the Corporation shall not be personally liable for the payment or performance of the debts or other obligations of the Corporation.

        (c) Without limiting the generality of the foregoing provisions of this Article X, to the fullest extent permitted or authorized by the laws of the State of Kansas, including, without limitation, the provisions of subsection (b)(8) of K.S.A. 17-6002 as now in effect and as it may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the limitation of liability provided by the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.


XI - STOCKHOLDERS OF RECORD

      Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares on the part of any other person, including, but without limiting the generality of the term "person," a purchaser, pledgee, assignee or transferee of such shares, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.


XII - BOOKS AND RECORDS
        The books and records of the Corporation may be kept (subject to any provision contained in the statutes of the State of Kansas) outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


XIII - AMENDMENTS

        From time to time any of the provisions of these Articles of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the Kansas General Corporation Code at the time in force may be added or inserted in the manner and at the time prescribed by the Kansas General Corporation Code, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

        Any person, upon becoming the owner or holder of any shares of stock or other securities issued by the Corporation, does thereby consent and agree that (i) all rights, powers, privileges, obligations or restrictions pertaining to such person or such shares or securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Kansas or of the United States hereinafter adopted which have reference to or affect corporations, such shares, securities, or persons and (ii) the Corporation reserves the right to transact any business of the Corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other acts or things as authorized, permitted or allowed by such legislative enactments.

        IN WINESS WHEREOF, these Articles of Incorporation have been executed this 8th day of July, 1996.




                                     Paula L. Simmons, Incorporator



STATE OF MISSOURI )
                       ) ss.
COUNTY OF JACKSON )

        This instrument was acknowledged, signed and sworn to before me on ______________, 1996, by Paula L. Simmons.



                                      Notary Public

My Commission Expires:


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